                                                                    EXHIBIT 12.1

               OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES

             COMPUTATION OF TOTAL ENTERPRISE RATIOS OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                      (AMOUNTS IN MILLIONS, EXCEPT RATIOS)

                                      THREE MONTHS
                                          ENDED
                                        MARCH 31                  YEAR ENDED DECEMBER 31
                                      -------------    --------------------------------------------
                                      1999    1998      1998     1997      1996      1995     1994
                                      ----    -----    ------    -----    ------    ------    -----
Income (loss) from continuing
  operations(a).....................  $(20)   $ 139    $  400    $ 245    $  486    $  325    $(236)
                                      ----    -----    ------    -----    ------    ------    -----
Add:
  Provision (credit) for taxes on
    income (other than foreign and
    gas taxes)......................     1       80       204       47        99       155      (59)
  Interest and debt expense(b)......   130      135       576      446       492       591      586
  Portion of lease rentals
    representative of the interest
    factor..........................     9        9        36       39        38        43       50
                                      ----    -----    ------    -----    ------    ------    -----
                                       140      224       816      532       629       789      577
                                      ----    -----    ------    -----    ------    ------    -----
Earnings before fixed charges.......  $120    $ 363    $1,216    $ 777    $1,115    $1,114    $ 341
                                      ====    =====    ======    =====    ======    ======    =====
Fixed charges
  Interest and debt expense
    including capitalized
    interest(b).....................  $134    $ 139    $  594    $ 462    $  499    $  595    $ 589
  Portion of lease rentals
    representative of the interest
    factor..........................     9        9        36       39        38        43       50
                                      ----    -----    ------    -----    ------    ------    -----
  Total fixed charges...............   143      148       630      501       537       638      639
Preferred stock dividends(c)........     5        7        27      106       192       131       97
                                      ----    -----    ------    -----    ------    ------    -----
Fixed charges and preferred stock
  dividends.........................  $148    $ 155    $  657    $ 607    $  729    $  769    $ 736
                                      ====    =====    ======    =====    ======    ======    =====
Ratio of earnings to combined fixed
  charges and preferred stock
  dividends.........................   n/a(d)  2.34      1.85     1.28      1.53      1.45      n/a(d)
                                      ====    =====    ======    =====    ======    ======    =====

---------------
(a) Includes (1) minority interest in net income of majority-owned subsidiaries having fixed charges and (2) income from less-than-50-percent-owned equity investments adjusted to reflect only dividends received.

(b) Includes proportionate share of interest and debt expense of 50-percent-owned equity investments.

(c) Adjusted to a pretax basis.

(d) Not computed due to less than one-to-one coverage. Earnings were inadequate to cover combined fixed charges and preferred stock dividends by $28 million for the three months ended March 31, 1999 and $395 million for the year ended December 31, 1994.

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
       COMPUTATION OF TOTAL ENTERPRISE RATIOS OF EARNINGS TO FIXED CHARGES
                      (Amounts in millions, except ratios)



                                           Three Months Ended
                                                March 31                           Year Ended December 31
                                           -------------------      ------------------------------------------------------
                                            1999         1998        1998        1997        1996        1995        1994
                                           ------       ------      ------      ------      ------      ------      ------
Income (loss) from continuing
     operations(a)......................   $  (20)      $  139      $  400      $  245      $  486      $  325      $ (236)
                                           ------       ------      ------      ------      ------      ------      ------
Add:
     Provision (credit) for taxes on
       income (other than foreign
       and gas taxes)...................        1           80         204          47          99         155         (59)
     Interest and debt expense(b).......      130          135         576         446         492         591         586
     Portion of lease rentals
       representative of the interest
       factor...........................        9            9          36          39          38          43          50
                                           ------       ------      ------      ------      ------      ------      ------
                                              140          224         816         532         629         789         577
                                           ------       ------      ------      ------      ------      ------      ------

Earnings (loss) before fixed charges       $  120       $  363      $1,216      $  777      $1,115      $1,114      $  341
                                           ======       ======      ======      ======      ======      ======      ======
Fixed charges
     Interest and debt expense
       including capitalized
       interest(b)......................   $  134       $  139      $  594      $  462      $  499      $  595      $  589
     Portion of lease rentals
       representative of the interest
       factor...........................        9            9          36          39          38          43          50
                                           ------       ------      ------      ------      ------      ------      ------

     Total fixed charges................   $  143       $  148      $  630      $  501      $  537      $  638      $  639
                                           ======       ======      ======      ======      ======      ======      ======

Ratio of earnings to fixed charges......   n/a(c)         2.45        1.93        1.55        2.08        1.75      n/a(c)
                                           ======       ======      ======      ======      ======      ======      ======

(a) Includes (1) minority interest in net income of majority-owned subsidiaries having fixed charges and (2) income from less-than-50-percent-owned equity investments adjusted to reflect only dividends received.

(b) Includes proportionate share of interest and debt expense of 50-percent-owned equity investments.

(c) Not computed due to less than one-to-one coverage. Earnings were inadequate to cover fixed charges by $23 million for the three months ended March 31, 1999 and $298 million for the year ended December 31, 1994.